UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
____________________

Date of Report (Date of earliest event reported): August 2, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

German American Bancorp, Inc. will be presenting at the KBW Community Bank Investor Conference on Tuesday, August 2, 2016 in New York City.

Mark A. Schroeder, Chairman and Chief Executive Officer, and Bradley M. Rust, Executive Vice President and Chief Financial Officer, will be presenting on the Company's business strategy and financial performance at 2:00 p.m. EDT.

The presentation, which is expected to last approximately 25 minutes, may be viewed live and a replay will be available for 90 days by accessing http://ir.germanamerican.com/corporateprofile.aspx?iid=100551 or http://wsw.com/webcast/kbw35/gabc.

Attached as Exhibit 99.1 is the information that will be provided to attendees at the conference.

The information incorporated by reference herein from Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1
German American Bancorp, Inc. Presentation dated August 2016. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: August 2, 2016	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	German American Bancorp, Inc. Presentation dated August 2016.